                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          FUQUA ENTERPRISES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          --Enter Company Name Here--
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

(FUQUA LOGO)
                            FUQUA ENTERPRISES, INC.



                                                             One Atlantic Center
                                                                      Suite 5000
                                                  1201 W. Peachtree Street, N.W.
                                                          Atlanta, Georgia 30309




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 3, 1997

                   ________________________________________


     The Annual Meeting of Stockholders of Fuqua Enterprises, Inc. ("Fuqua"), a Delaware corporation, will be held at the offices of Fuqua, One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, N.W., Atlanta, Georgia, 30309 on May 3, 1997 at 9:30 a.m. local time, for the purpose of electing nine directors.


THE FORM OF PROXY ENCLOSED PROVIDES THAT NO OTHER MATTERS MAY BE CONSIDERED OR
                          ACTED UPON AT THE MEETING.


     The Board of Directors has fixed the close of business on March 14, 1997 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder on or after April 15, 1997 during ordinary business hours at the offices of Fuqua.

     WE URGE YOU TO MARK YOUR PROXY, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         MILDRED H. HUTCHESON
                                         Corporate Secretary




Atlanta, Georgia
March 28, 1997

                            FUQUA ENTERPRISES, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 1997

                                 ------------


         This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of FUQUA ENTERPRISES, INC. ("Fuqua" or the "Corporation") for use at the Annual Meeting of Stockholders of Fuqua (the "Meeting") to be held at the executive offices of Fuqua, One Atlantic Center, Suite 5000, 1201 W. Peachtree St., N.W., Atlanta, Georgia 30309, on Saturday, May 3, 1997 at 9:30 a.m. local time and any and all adjournments thereof.

         Any proxy given pursuant to this solicitation may be revoked before it is voted by notifying the Corporate Secretary of Fuqua in writing at Fuqua's executive offices. In addition, any proxy may be revoked before it is voted by a duly executed and delivered proxy bearing a later date or by attendance at the Meeting and voting in person. Unless otherwise specified in the proxy, shares represented by proxies will be voted for the election of the nominees listed herein.

         On or about March 28, 1997, this Proxy Statement and the accompanying form of proxy will be mailed to each stockholder of record as of the close of business on March 14, 1997.

                                     VOTING

         Only stockholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, Fuqua had outstanding and entitled to vote 4,478,847 shares of its common stock, par value $2.50 per share ("Common Stock"), each share of which is entitled to one vote on the proposal at the Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. In counting the votes to determine whether a quorum exists at the meeting, the greatest number of all votes cast "for" or "against", as well as any abstentions (including instructions to withhold authority to vote) and any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be used.

         In voting with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. In accordance with Delaware law (under which Fuqua is organized) and Fuqua's Certificate of Incorporation, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld and any broker non-votes will have no effect on the outcome of the election of directors.

                             ELECTION OF DIRECTORS


     At the Meeting, nine directors will be elected to hold office for a term of one year or until their successors are elected and qualified. Unless contrary instructions are given, the proxies given pursuant to this solicitation will be voted for the nine nominees listed herein. If for any reason a nominee is unable to serve, the proxies may substitute a nominee proposed by the Board of Directors of Fuqua.

NOMINEES

     The names of the nominees, together with certain information furnished by them, are as follows:

     J. B. FUQUA, age 78, has been Chairman of the Board of Fuqua since April 1989 and is a member of the Executive Committee. From July 1989 to March 1991, he served as Senior Chairman of Fuqua Industries, Inc., a diversified holding company; prior to that he was the Chairman of the Board and Chief Executive Officer of Fuqua Industries, Inc. from September 1965 to July 1989.

     J. REX FUQUA, age 47, has been Vice Chairman of the Board of Fuqua since August 1, 1995. He has served as a director of Fuqua since April 1989 and is a member of the Executive Committee. Since 1985, he has been President and Chief Executive Officer of Realan Capital Corporation, a privately-held investment corporation headquartered in Atlanta, Georgia. He also serves as President of Fuqua Capital Corporation, a privately-held investment management corporation owned by J. Rex Fuqua and J. B. Fuqua. He is the son of J. B. Fuqua, Chairman of the Board of Fuqua. He also is a director of Aaron Rents, Inc., a leading furniture rental company located in Atlanta, Georgia.

     W. CLAY HAMNER, age 51, has been a director of Fuqua since April 1989 and is a member of the Audit and Stock Option Committees. Since 1986, he has been President and Chief Executive Officer of Montrose Capital Corporation, a privately-held investment corporation headquartered in Durham, North Carolina. Montrose Capital Corporation and its affiliates invest in special equity situations, venture capital and real estate. He is also a director of Wendy's International, Inc., a fast food chain.

     FRANK W. HULSE IV, age 49, has been a director of Fuqua since April 1994 and is a member of the Audit and Stock Option Committees. Since February 1983, he has been a principal in River Capital, Inc., a privately-held investment corporation located in Atlanta, Georgia, which acquires operating companies throughout the South.

     LAWRENCE P. KLAMON, age 60, has been President and Chief Executive Officer of Fuqua since August 1, 1995, and a director of Fuqua since July 1995. He is also a member of the Executive Committee. From 1991 to July 1995, he was Senior Counsel of Alston & Bird, a prominent Atlanta law firm. From 1967 to 1991, he was associated with Fuqua Industries, Inc., a diversified holding company, rising from General Counsel to President and Chief Executive Officer. He also served as a director of Fuqua Industries, Inc. from 1979 to 1991.

     RICHARD C. LAROCHELLE, age 51, has been a director of Fuqua since January 1992. He has been Chief Executive Officer of Fuqua's wholly-owned subsidiary, Irving Tanning Company ("Irving"), a manufacturer of leather located in Hartland, Maine, since January 1992, and President of Irving since August 1982.

     GENE J. MINOTTO, age 63, has been a director of Fuqua since November 1995, when Fuqua acquired Basic American Medical Products, Inc. ("Basic"). Since 1976, he has been President and Chief Executive Officer of Basic, a subsidiary of Fuqua. Basic is a manufacturer and distributor of furniture, equipment and patient aids for the long-time care, home care and acute care markets.

     CLARK L. REED, JR., age 55, has been a director of Fuqua since October 1990 and is a member of the Stock Option Committee. He has been a private investor since August 1996. From July 1994 to August 1996, he served as Vice Chairman of the Board of United American Bank, Memphis, Tennessee. From November 1993 to July 1994, he was a private investor. From July 1982 to November 1993, he served as President and Chief Executive Officer of Synovus Securities, Inc. ("Synovus"), a full service brokerage firm located in Columbus, Georgia and an affiliate of Synovus Financial Corp., a regional investment banker. See "Other Matters" regarding Mr. Reed's involvement in certain legal matters.

     D. RAYMOND RIDDLE, age 63, has been a director of Fuqua since May 1993 and is a member of the Audit Committee. On January 31, 1996, he retired as Chairman of the Board from National Service Industries, Inc. ("National"), a diversified holding company located in Atlanta, Georgia. From September 1994 to January 1996, he served as Chairman of the Board of National and prior to that, from January 1993 to September 1994, he served as President and Chief Executive Officer and a member of the Board of Directors of National. From 1987 to January 1993 he served as President and Chief Executive Officer and a director of Wachovia Corporation of Georgia and its lead bank, Wachovia Bank of Georgia, N.A., subsidiaries of Wachovia Corp., a regional bank holding company. He is also a director of Atlanta Gas Light Company, a gas utility distributor, Atlantic American Corporation, an insurance holding company, and Equifax, Inc., an information service company. All three companies are located in Atlanta, Georgia.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     During the year ended December 31, 1996, the Board of Directors held four meetings and took four actions by unanimous written consent. All directors attended 75% or more of the combined total of the Board of Directors meetings and of the committee meetings on which they served.

     The Board of Directors has an Audit Committee, Executive Committee and a Stock Option Committee. The Board has no Compensation Committee or Nominating Committee.

     The Audit Committee (a) recommends independent public accountants to act as auditors, (b) considers the scope and preparation of the audit and (c) considers other matters relating to the audit and financial statements. The Audit Committee is composed of Messrs. W. Clay Hamner, Frank W. Hulse IV and D. Raymond Riddle. The Audit Committee held two meetings during 1996.

     The Executive Committee, which is composed of Messrs. J. B. Fuqua, J. Rex Fuqua and Lawrence P. Klamon, may exercise all of the powers of the Board of Directors in the management of the business and affairs of Fuqua. All actions taken by the Executive Committee are reported to the Board of Directors at its next meeting for their consideration, ratification and approval. During 1996, the Executive Committee did not hold any meetings, but took 24 actions by unanimous written consent, all of which were subsequently ratified by the Board of Directors.

     The Stock Option Committee administers the 1989 and 1992 Stock Option Plans and the 1995 Long-Term Incentive Plan, and is authorized, on behalf of Fuqua, to grant stock options under such plans. The Stock Option Committee is composed of Messrs. W. Clay Hamner, Frank W. Hulse IV and Clark L. Reed, Jr. The Stock Option Committee did not hold any meetings in 1996, but took five actions by unanimous written consent, all of which were subsequently ratified by the Board of Directors.

FEES FOR DIRECTORS

     Directors of Fuqua, who are not executive officers of Fuqua, receive an annual director's fee of $12,000. Directors who are members of the Audit or Stock Option Committees receive an additional fee of $3,000 per annum for each committee on which they serve. Additionally, each of Fuqua's outside directors receives, on an annual basis, an option to purchase 1,000 shares of Common Stock under the 1995 Stock Option Plan for Outside Directors.

                           OWNERSHIP OF COMMON STOCK

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     Fuqua's directors, nominees and executive officers named in the Summary Compensation Table (and all present directors and executive officers as a group) have beneficial ownership of the number of shares of Common Stock indicated in the following table and its footnotes. Unless otherwise indicated in the footnotes, each such individual has sole voting and investment power with respect to the shares set forth in the table.

         OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

========================================================================================================================

                                                               COMMON STOCK
                                                            BENEFICIALLY OWNED AS                      PERCENT OF
            NAME AND ADDRESS/(1)/ AND /(6)/                   OF MARCH 14, 1997                          CLASS
========================================================================================================================
J. B. Fuqua/(2)/                                                    1,129,615                             25.22%
J. Rex Fuqua/(3)/                                                     745,840                             16.65%
W. Clay Hamner/(5)/                                                     2,272                                 *
Frank W. Hulse IV/(5)/                                                  6,000                                 *
John J. Huntz, Jr./(4)/                                                 9,350                                 *
Lawrence P. Klamon/(4)/                                               126,000                              2.70%
Richard C. Larochelle/(4)/                                             32,450                                 *
Gene J. Minotto/(4)/                                                  633,333                             13.56%
Brady W. Mullinax, Jr./(4)/                                             8,250                                 *
Clark L. Reed, Jr./(5)/                                                 3,000                                 *
D. Raymond Riddle/(5)/                                                  4,000                                 *

All present Directors and Executive Officers as a Group,
including those named above (11 persons)                            2,264,412                             48.49%

*Less than 1% of class.
========================================================================================================================

(1) Each person listed has an address in care of Fuqua, One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, NW, Atlanta, Georgia 30309.

(2) Of the shares shown for J. B. Fuqua, 321,685 shares are held by two trusts for the benefit of grandchildren of Mr. Fuqua (who are children of J. Rex Fuqua) of which J. B. Fuqua is the trustee; and 69,698 shares are held by The J. B. Fuqua Foundation, Inc., a charitable corporation of which J. B. Fuqua is a director and officer. J. B. Fuqua has shared voting and investment power with respect to the shares held by such foundation. J. B. Fuqua also shares voting and investment power with J. Rex Fuqua for 366,000 shares held by Fuqua Holdings I, L.P., (the "Partnership") as a result of his status as an officer and director of Fuqua Holdings, Inc. ("Holdings"), the general partner of the Partnership. The shares are not duplicated in the percentage calculations for officers and directors as a group.

(3) Of the shares shown for J. Rex Fuqua, he shares voting and investment power with J. B. Fuqua for 366,000 shares held by the Partnership as a result of his status as an officer and director of Holdings, the general partner of the Partnership. Also, 69,698 shares are held by The J. B. Fuqua Foundation, Inc. of which he is a director and officer. He has shared voting and investment power with respect to the shares owned by such foundation. The shares are not duplicated in the percentage calculations for officers and directors as a group.

(4) The number of shares shown for Messrs. Huntz, Klamon, Larochelle, Minotto and Mullinax includes 8,250 shares, 125,000 shares, 12,250 shares, 33,333 shares and 8,250 shares, respectively, which are issuable upon exercise of presently exercisable stock options, and the number of shares shown for directors and executive officers as a group includes an aggregate of 191,083 shares which are issuable upon exercise of options which are presently exercisable or which become exercisable within the next 60 days.

(5) The number of shares shown for Messrs. Hamner, Hulse, Reed and Riddle includes 1,000 shares each which are issuable upon exercise of presently exercisable stock options granted pursuant to the 1995 Stock Option Plan for Outside Directors.

(6) Under the securities laws of the United States, Fuqua's directors and executive officers, and any persons holding more than 10 percent of Fuqua's Common Stock, are required to report their ownership of Fuqua's Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to Fuqua, all such required reports were filed on a timely basis in 1996.

OWNERSHIP OF COMMON STOCK BY CERTAIN HOLDERS

     The following table sets forth the name and address of each person (other than those persons listed in the table appearing under "-- Common Stock Owned by Directors and Executive Officers") known to Fuqua to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, the number of shares beneficially owned and the percent of Common Stock held by such investor.

                  OWNERSHIP OF COMMON STOCK BY CERTAIN HOLDERS

================================================================================

                                      COMMON STOCK                PERCENT
NAME AND ADDRESS                   BENEFICIALLY OWNED            OF CLASS
================================================================================
Fuqua Holdings - I, L.P./(1)/             366,000                8.17%
One Atlantic Center, Suite 5000
1201 W. Peachtree Street, NW
Atlanta, GA 30309

Marvin Schwartz/(2)/                      288,600                6.44%
c/o Neuberger & Berman
11 Broadway
New York, New York 10004
================================================================================

(1) Fuqua Holdings, Inc., the general partner of Fuqua Holdings - I, L.P. (the "Partnership"), may also be deemed to own beneficially (through the power of its sole directors, officers and shareholders, J. B. Fuqua and J. Rex Fuqua, to direct the voting and disposition thereof) the 366,000 shares of Common Stock shown as beneficially owned by the Partnership. See "--Common Stock Owned by Directors and Executive Officers" for information regarding the beneficial ownership of such shares of Common Stock by J. B. Fuqua and
     J. Rex Fuqua.

(2) Information with respect to Marvin Schwartz, a general partner of Neuberger & Berman, a limited partnership organized under the laws of New York, has been obtained from a Schedule 13D filed on behalf of Mr. Schwartz on October 23, 1996. The schedule reports Mr. Schwartz has sole voting power over 120,900 shares and shared dispositive power over 167,700 shares of the total shares listed above.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth all cash compensation paid or accrued by Fuqua to the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and two other executive officers of Fuqua as well as the total compensation paid to each individual in the last three years.

                           SUMMARY COMPENSATION TABLE


==========================================================================================================================
                                                                             LONG TERM COMPENSATION
                                                                      -------------------------------------
                                       ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                    ------------------------------------------------------------------------
       (A)                     (B)     (C)       (D)         (E)          (F)          (G)       (H)         (I)

                                                           OTHER                                              ALL
                                                           ANNUAL      RESTRICTED                            OTHER
       NAME &                                              COMPEN-       STOCK       OPTIONS/     LTIP      COMPEN-
     PRINCIPAL                       SALARY    BONUS       SATION       AWARD(S)       SARS     PAYOUTS      SATION
      POSITION                YEAR     ($)       ($)         ($)          ($)           (#)       ($)         ($)
=======================================================================================================================
J. B. Fuqua, Chairman of      1996    50,000                                                                2,602/(1)/
the Board                     1995   108,333             72,000/(2)/                                        8,135/(3)/
                              1994   150,000             72,000/(2)/

J. Rex Fuqua, Vice/(4)/       1996   160,000                                                                  185/(1)/
Chairman of the Board         1995    66,667             12,000/(2)/                                        7,600/(5)/
                              1994                       12,000/(2)/                                       12,000/(5)/

Lawrence P. Klamon/(6)/       1996   280,000   100,000                                                     19,158/(7)/
Director, President &         1995   116,667    50,000                                 125,000              4,008/(7)/
Chief Executive Officer       1994

John J. Huntz, Jr./(8)/       1996   190,000    95,000                                   5,000             16,009/(7)/
Executive Vice President      1995   172,500    57,000                                  15,000              1,262/(7)/
& Chief Operating Officer     1994   137,500    10,000                                  10,000              1,268/(7)/

Brady W.
Mullinax, Jr./(8)/            1996   175,000    87,500                                   5,000             15,789/(7)/
Vice President-Finance,       1995   166,250    52,500                                  10,000              1,118/(7)/
Treasurer & Chief Finan-      1994   154,500    10,000                                  10,000              1,874/(7)/
cial Officer
======================================================================================================================

(1) Consists of amounts reimbursed for spouse travel and amounts contributed by Fuqua to Fuqua's Savings and Retirement Plan.

(2) J. Rex Fuqua was a director of Fuqua's former subsidiary, American Southern Insurance Company ("American Southern") and received $12,000 for serving on its Board of Directors. In addition, J. B. Fuqua, also a director of American Southern, did not receive a director's fee but received $72,000 for services as a management and investment consultant.

(3) Includes use of automobile provided by American Southern and amounts reimbursed for spouse travel.

(4) J. Rex Fuqua's employment began August 1, 1995 at an annual salary of $160,000.

(5)  Consists of director's fee and amounts reimbursed for spouse travel.

(6) Mr. Klamon's employment began August 1, 1995 at an annual salary of $280,000.

(7) Consists of life insurance premiums, automobile allowances paid by Fuqua, amounts reimbursed for spouse travel and amounts contributed by Fuqua to Fuqua's Savings and Retirement Plan.

(8) Mr. Huntz's and Mr. Mullinax's employment began February 1, 1994 and March 30, 1994, respectively, at an annual salary rate of $150,000. For the three month period prior to March 30, 1994, Mr. Mullinax received $42,000 for his services as a consultant to Fuqua.

OPTION GRANTS IN LAST FISCAL YEAR

     In 1996, the Stock Option Committee granted options totaling 146,400 shares of Common Stock under Fuqua's 1995 Long-Term Incentive Plan, of which 10,000 shares were granted to executive officers. The following table contains information concerning the grant of stock options in 1996 to the executive officers named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

=========================================================================================================================
                                 INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE VALUE
------------------------------------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                         %                 EXERCISE                   OF STOCK PRICE APPRECIATION
                  OPTIONS   OF TOTAL OPTIONS GRANTED         OR                          FOR OPTION TERM/(2)/
                  GRANTED    TO EMPLOYEES IN FISCAL      BASE PRICE     EXPIRATION  -------------------------------------
      NAME          (#)               YEAR             ($/SHARE)/(1)/      DATE             5% ($)        10% ($)
      (A)           (B)                (C)                   (D)            (E)               (F)           (G)
=========================================================================================================================
John J.            5,000              3.42%                 21.25          3-4-01           29,360        64,825
Huntz, Jr.

Brady W.           5,000              3.42%                 21.25          3-4-01           29,360        64,825
Mullinax, Jr.
=========================================================================================================================

(1) The option holder has the right to pay the exercise price by delivering previously acquired shares of Fuqua's Common Stock, and to have shares withheld to satisfy withholding requirements in connection with the exercise of options. Options are non-transferrable other than by will or the laws of descent and distribution. The options vest at the rate of 25% annually over a four year period.

(2) The Potential Realizable Value set forth in the table is mandated by the rules of the Securities and Exchange Commission. Fuqua does not assure that these rates of appreciation will be achieved over the terms of the options. However, any appreciation achieved will benefit all Fuqua stockholders.

OPTION EXERCISES IN LAST FISCAL YEAR

     The following table sets forth information in regard to the executive officers named in the Summary Compensation Table with respect to option exercises during 1996 and fiscal year end option values:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTIONS VALUES

===========================================================================================================
          (A)                (B)        (C)              (D)                         (E)
                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                       OPTIONS                   IN-THE-MONEY
                           SHARES                 AT FISCAL YEAR-END              OPTIONS AT
                          ACQUIRED                       (#)                   FISCAL YEAR-END ($)
                             ON        VALUE            ------                      -----
                          EXERCISE   REALIZED        EXERCISABLE/                EXERCISABLE/
          NAME               (#)       ($)*         UNEXERCISABLE               UNEXERCISABLE
===========================================================================================================
J. B. Fuqua                  -          -                   -                       -
J. Rex Fuqua                 -          -                   -                       -
Lawrence P. Klamon           -          -             125,000     E           453,125         E
                                                            -     U                 -         U
John J. Huntz, Jr.           -          -               8,250     E            28,468         E
                                                       21,750     U            75,281         U
Brady W. Mullinax, Jr.       -          -               8,250     E            27,219         E
                                                       16,750     U            56,531         U
===========================================================================================================

* Values are calculated by subtracting the exercise price from the fair market value of the stock at year end.

COMPENSATION COMMITTEE AND INTERLOCKS AND INSIDER PARTICIPATION

     Fuqua does not have a Compensation Committee of the Board of Directors.
The Board of Directors establishes the compensation of the Chairman of the Board, the Vice Chairman, and the President and Chief Executive Officer, after considering the recommendations of the Executive Committee of the Board of Directors. The Chairman, the Vice Chairman, and the President and Chief Executive Officer, acting jointly, make decisions regarding the compensation of other executive officers of Fuqua, which decisions are submitted for ratification and approval to the Executive Committee and by the Board of Directors. During the last fiscal year, J. B. Fuqua, J. Rex Fuqua, Lawrence P. Klamon and Richard C. Larochelle, each of whom was a director and an officer of either Fuqua or one of its subsidiaries, participated in deliberations of the Board of Directors concerning executive officer compensation. Stock options are granted by the Stock Option Committee based upon recommendations of the Executive Committee.

     See also "Transactions with Management", which information is incorporated herein by reference.

REPORT ON EXECUTIVE COMPENSATION

     The following report is not subject to incorporation by reference in any filings heretofore or hereafter made by Fuqua under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the Exchange Act").

     Executive Compensation Policy: Fuqua's overall compensation policy is to attract, retain and motivate highly qualified executives through a combination of salary, bonus, stock options and benefits that are competitive in the executive market, commensurate with the challenges and responsibilities of the individual employee and oriented to reward achievement in the development and defense of rising corporate financial value and other operational and strategic objectives of the corporation. Fuqua's policy is to provide a relatively stable base salary and highly variable bonuses related to achievement of objectives. Additionally, Fuqua provides stock options, generally with vesting over three to five years, with an exercise price equal to the market price of Fuqua Common Stock on the date of grant. Such options are granted for the purposes of aligning executive motivation with the assumed objectives of the investors (high return on investment through increasing market value of the Common Stock), retaining successful executives for long-term commitment, and permitting executives to share meaningfully in the value that they create for all stockholders.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to Fuqua's chief executive officer or any of the four most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Fuqua does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. If executive compensation should ever approach the deduction limit, the Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives. The 1995 Long-Term Incentive Plan is designed in such a manner that options granted thereunder at or above fair market value will not count against the $1 million compensation limit prescribed by Section 162(m).

     Compensation of the Chief Executive Officer: Lawrence P. Klamon's base salary on an annual basis is $280,000 and his bonus for 1996 was $100,000. In 1995, Mr. Klamon was granted an option for 125,000 shares which became exercisable at the time of grant. The Board of Directors, after considering recommendations of the Executive Committee, established Mr. Klamon's compensation package based on their assessment of the current market and the compensation for an executive of his level of experience and expertise.


                          BY THE BOARD OF DIRECTORS:

     J. B. Fuqua                                   Richard C. Larochelle
     J. Rex Fuqua                                        Gene J. Minotto
     W. Clay Hamner                                   Clark L. Reed, Jr.
     Frank W. Hulse IV                                 D. Raymond Riddle
     Lawrence P. Klamon


TRANSACTIONS WITH MANAGEMENT

     Pursuant to a Management Agreement ("Agreement") between Fuqua and Fuqua Capital Corporation ("Capital"), a Georgia corporation, dated as of April 10, 1989, as amended, Capital provides, investment services and performs certain managerial and administrative duties and receives compensation for its services. In September 1994, Fuqua amended the Agreement with Capital to extend the term through June 1, 2000 for a management fee of $360,000 for each year of the noncancellable term. During 1996, Capital received aggregate payments of $360,000 under the Agreement. Messrs. J. B. Fuqua and J. Rex Fuqua are the sole shareholders of Capital.

     In October 1994, Fuqua amended its lease for corporate office space to extend the term for five years. Concurrently, Fuqua entered into a new sublease with a similar five year term with Capital for the portion of space which Capital uses. The sublease provides that if Fuqua moves out of the space it shares with Capital, or there is a change in control of Fuqua, Capital has the option of taking over the office space now occupied by Fuqua at terms favorable to Capital.

     On November 8, 1995, Fuqua acquired Basic, a privately-held corporation with its principal office located in Atlanta, Georgia (the "Acquisition"). Mr. Gene J. Minotto, now a director of Fuqua, is the current President and Chief Executive Officer and was the majority shareholder of Basic. As part of the purchase price, Mr. Minotto received $1,329,980 in cash and 600,000 shares of Fuqua's Common Stock. The shares issued were not registered under the Securities Act of 1993. Under the terms of the Acquisition, there are demand and "piggyback" registration rights with respect to these shares. On November 17, 1995, Mr. Minotto was granted an option to purchase 100,000 shares of Common Stock exercisable over a four year period. Additionally, on November 15, 1995, Fuqua replaced Mr. Minotto as guarantor under the Unconditional Guarantee of Performance in favor of Super Sagless, Inc. Mr. Minotto's guarantee, which was limited to $1,400,000 arose in connection with Basic's acquisition of SSC Medical, and Fuqua's guarantee is also limited to $1,400,000.

                              COMPANY PERFORMANCE

     The following line graph compares Fuqua's cumulative stockholder returns on an indexed basis with the S&P 500 Stock Index, the Ibbotson Small Company Index and the Russell 2000 Index assuming reinvestment of dividends during the five year period ended December 31, 1996.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                             [GRAPH APPEARS HERE]

====================================================================
                                1991  1992  1993  1994  1995  1996
====================================================================
Fuqua Enterprises, Inc.          100   170   228   214   196   255
--------------------------------------------------------------------
Standard & Poor's 500 Index      100   108   119   120   165   209
--------------------------------------------------------------------
Ibbotson Small Company Index     100   123   149   153   206   243
--------------------------------------------------------------------
Russell 2000 Index               100   118   143   140   180   210
====================================================================

The stock performance graph above assumes that $100 was invested on December 31, 1991 in each of Fuqua, the S&P 500 Index, the Ibbotson Small Company Index and the Russell 2000 Index. The S&P 500 Index represents the changing value of the companies participating in the S&P 500 Index. The Ibbotson Small Company Index represents the changing value of the smallest one-fifth of companies traded on the New York Stock Exchange, where Fuqua's stock is traded. The Russell 2000 Index represents the changing value of 2,000 public companies that are smaller than the 1,000 largest. Fuqua is included in both the Russell 2,000 Index and the Ibbotson Small Company Index.

                       SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP, a firm of independent auditors, was engaged by Fuqua to examine its financial statements for 1996. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions from stockholders.

     The Audit Committee plans to make its recommendation to the Board of Directors regarding the audit firm selection for 1997 at its meeting in August 1997.


                     STOCKHOLDER PROPOSALS AT FUQUA'S NEXT
                        ANNUAL MEETING OF STOCKHOLDERS

     Stockholders of Fuqua who intend to submit proposals to Fuqua's stockholders at Fuqua's next annual meeting of stockholders must submit such proposals to Fuqua no later than November 28, 1997. Stockholder proposals should be submitted to Mildred H. Hutcheson, Corporate Secretary, Fuqua Enterprises, Inc., One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, N.W., Atlanta, Georgia 30309. In order to be eligible to submit a proposal, a stockholder must at the time of submission of the proposal be the owner of record or beneficially of at least $1,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year. In addition, such stockholder must continue to own securities in at least such amount through the date on which the next annual meeting is held.


                            SECTION 16(A) REPORTING

     Based solely on a review of the copies of reporting forms furnished to Fuqua, or written representations that no annual forms (Form 5) were required, Fuqua believes that, during 1996, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission (the "Commission") regarding their ownership and changes in the ownership of Common Stock (as required pursuant to Section 16(a) of the Exchange Act).


                                 OTHER MATTERS

     In July 1994, the Commission issued an order initiating an administrative proceeding against Clark L. Reed, Jr. and his former employer, Synovus Securities, Inc. ("Synovus"), alleging that from 1988 to 1991 certain of Mr. Reed's and Synovus's activities were in violation of the federal securities laws and Commission regulations. Specifically, the Commission claimed that Synovus and Mr. Reed, in his capacity as President of Synovus, engaged in activities in connection with municipal securities trades that resulted in customers of Synovus being deprived of the best price terms for their transactions. Without admitting or denying the Commission's allegations, Mr. Reed consented to the Commission's order, was barred from association with any broker, dealer, municipal securities' dealer, investment adviser or investment company, with a right to reapply after 18 months, was fined $50,000 and was ordered to cease-and-desist from further violations.

     The cost of solicitation of proxies will be borne by Fuqua. In order to assure that more than the minimum of 50% of the outstanding shares required for a quorum are present in person or represented by proxies at the Meeting, proxy solicitation may also be made personally or by telephone or telegram by officers or employees of Fuqua, without added compensation. Fuqua will reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.


FUQUA WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON THE WRITTEN REQUEST OF THE BENEFICIAL OWNER OF ANY SHARES OF ITS COMMON STOCK ON THE RECORD DATE, PROVIDED THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK OF FUQUA AS OF SUCH DATE. THE WRITTEN REQUEST SHOULD BE DIRECTED TO:
MILDRED H. HUTCHESON, CORPORATE SECRETARY, FUQUA ENTERPRISES, INC., ONE ATLANTIC CENTER, SUITE 5000, 1201 W. PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30309.

                                 PROXY CARD


===============================================================================
                                     FUQUA ENTERPRISES, INC.
PLEASE MARK, SIGN,        PROXY SOLICITED ON BEHALF OF THE BOARD OF
 DATE AND RETURN            DIRECTORS FOR THE ANNUAL MEETING ON
  THE PROXY CARD                       MAY 3, 1997
  PROMPTLY USING
   THE ENCLOSED
     ENVELOPE The undersigned hereby appoints J. B. Fuqua, J. Rex Fuqua, and Lawrence P. Klamon, and each of them, his proxies with full powers of substitution, to vote all shares of Common Stock of Fuqua Enterprises, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Fuqua, One Atlantic Center, Suite 5000, 1201 W. Peachtree Street, N.W., Atlanta, Georgia, on May 3, 1997, at 9:30 a.m. local time, and at any adjournments thereof, solely on the terms of business as set forth in the Notice of Meeting.






                                  Dated ____________________________, 1997

                                  ________________________________________

                                  ________________________________________
                                          Signature of Stockholder

                                         THIS PROXY MUST BE SIGNED
                                      EXACTLY AS NAME APPEARS HEREON
                                 Executors, administrators, trustees, etc.
                                 should give full title as such. If the signer is a corporation, please sign full corporate
                       (over)    name by duly authorized officer.
===============================================================================

===============================================================================
This proxy when properly executed will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NINE DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.
1.   Election of Directors
     Nominees: J. B. Fuqua, J. Rex Fuqua, W. Clay Hamner, Frank W. Hulse IV, Lawrence P. Klamon, Richard C. Larochelle, Gene J. Minotto, Clark L. Reed, Jr. and D. Raymond Riddle.


[_] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).

_______________________________________________________________________________

[_]  VOTE WITHHELD from all nominees.

_______________________________________________________________________________

        NO OTHER MATTERS MAY BE CONSIDERED OR ACTED UPON AT THE MEETING
================================================================================